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                                                                EXHIBIT NO. 99.1


FOR IMMEDIATE RELEASE


Contact:      Paul G. Gabos
              (727) 530-7700

                LINCARE HOLDINGS INC. ANNOUNCES AGREEMENT TO SELL
                          CONVERTIBLE SENIOR DEBENTURES

Clearwater, Florida (June 6, 2003) -- Lincare Holdings Inc. (NASDAQ:LNCR) announced that it has entered into an agreement with the initial purchasers to sell $250 million aggregate principal amount of its 3.0% Convertible Senior Debentures due 2033 in a previously announced private placement pursuant to Rule 144A under the Securities Act. In addition, the initial purchasers have the option to purchase up to an additional $25 million principal amount of debentures. Concurrently with the offering, Lincare purchased approximately $45.4 million of its common stock sold short by purchasers of the debentures in negotiated transactions.

The debentures will be convertible into shares of Lincare common stock at an initial conversion rate of 18.7512 shares per $1,000 principal amount of debentures, subject to adjustment. The debentures will mature on June 15, 2033. Interest on the debentures will be payable at the rate of 3.0% per annum on June 15 and December 15 of each year, beginning on December 15, 2003. The debentures will be unsecured. The offering is expected to close on June 11, 2003, subject to customary closing conditions.

The debentures have been offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act. The debentures have not been registered under the Securities Act of 1933, as amended, or any state securities laws. Unless so registered, the debentures may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

Lincare, headquartered in Clearwater, Florida, is one of the nation's largest providers of oxygen and other respiratory therapy services to patients in the home. The Company provides services and equipment to over 420,000 customers in 47 states.

Statements contained in this release that are not based on historical facts are forward-looking statements that are based on projections and estimates regarding the economy in general, the health care industry and other factors which impact the Company. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. The estimates relate to reimbursement by government and third party payors for the Company's products and services, the costs associated with government regulation of the health care industry and effects of competition and industry consolidation. In some cases, forward-looking statements that involve risks and uncertainties contain terminology such as "may," "will," "should," "could," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or variations of these terms or other comparable terminology.

Key factors that have an impact on the Company's ability to attain these estimates include potential reductions in reimbursement rates by government and third party payors, changes in reimbursement policies, the demand for the Company's products and services, the availability of appropriate acquisition candidates and the Company's ability to successfully complete acquisitions, efficient operations of the Company's existing and future operating facilities, regulation and/or regulatory action affecting the Company or its business, economic and competitive conditions and access to borrowed and/or equity capital on favorable terms.

In developing its forward-looking statements, the Company has made certain assumptions relating to reimbursement rates and policies, internal growth and acquisitions and the outcome of various legal and regulatory proceedings. If the assumptions used by the Company differ materially from what actually occurs, then actual results could vary significantly from the performance projected in the forward-looking statements. The Company is under no duty to update any of the forward-looking statements after the date of this release.